Exhibit 10.18

                               Severance Agreement

This severance agreement ("Agreement") made this May 2004 by and between MDNY Healthcare, Inc., a corporation having its principal place of business at One Huntington Quadrangle, Suite 4C01, Melville, NY ("Company") and Ms. Concetta Pryor, 14 Marblestone Lane, South Setauket, NY 11720 ("Pryor").

WHEREAS, the Company is a managed care organization; and

WHEREAS, the Company employs Pryor as Chief Financial Officer and utilizes her expertise, knowledge and services in that position, and Pryor provides such expertise, knowledge and services to the Company.

NOW, THEREFORE, in consideration of the facts, mutual promises and covenants contained herein and intending to be legally bound hereby, the Company and Pryor agree as follows:

      1.    Duties and Responsibilities

            (a)   Pryor shall serve as Chief Financial Officer of the Company

            (b) Pryor shall devote her entire working time, energy, attention, skill and best efforts to the affairs of the Company and to the performance of her duties hereunder in a manner which will faithfully and diligently further the business and interests of the Company.

      2.    Termination of employment without severance

            (a) If Pryor shall become permanently disabled this agreement shall terminate automatically as of the date Pryor is deemed permanently disabled. Pryor shall receive compensation which would otherwise be payable up until the end of the month in which Pryor was deemed permanently disabled.

            (b) The Company may immediately terminate Pryor for Cause. "Cause" shall be deemed to mean any of the following:

                  i. A material breach in the responsibilities of the position as outlined in 1;

                  ii. Pryor's fraud, dishonesty, breach of trust or intentional misconduct in the performance of her duties as Chief Financial Officer;

                  iii. Conviction of Pryor in a court which could have the effect of causing the termination or suspension of any license which the Company has or holds.

                  iv. Conviction of Pryor of a felony; and v. Pryor's excessive absenteeism not due to disability.

            (c)   Death of Pryor.

      3.    Salary Continuation in the absence of "A change of Control."

            In the event there is a termination of employment that is not in connection with a Change of Control, then Pryor will continue to receive her base salary, payable bi-weekly, in effect on the date of Termination of Employment, subject to all withholding taxes, for the period commencing on the date that Pryor's employment is terminated and ending on the date which is the day before the end of the ninth month subsequent to such termination date. In addition, Pryor will receive an adjustment payment equal to the quarterly average of the preceding nine months (3 quarters) performance incentive payments to be paid in intervals at the end of each quarter starting with the first date three months after the date of termination.

      4.    Salary Continuation in the event of a Change of Control.

            (a) If there is a Change of Control, defined as any event in which any person or entity or group directly or indirectly acquires or becomes the beneficial owner of or otherwise becomes entitled to vote the stock of the Company with 35% or more of the voting power entitled to vote in elections for Directors, resulting in a Termination of Employment the Company will continue to pay Pryor as described in Section 3.

            (b) If there is a Change of Control a voluntary termination shall nevertheless be deemed a Termination of Employment if the voluntary termination occurs as a result of any of the following:

                        i. the assignment to Pryor of any duties inconsistent in
                  any respect with her position, authority, duties or responsibilities, including status, titles and reporting requirements;

                        ii. The Company's requiring Pryor to be based at an
                  office or location greater than 50 miles from the Company's current offices; or

                        iii. Any purported termination by the Company of Pryor's
                  employment other than as expressly permitted by this agreement.

                                                   MDNY Healthcare, Inc.

/s/ Concetta Pryor                                 By: /s/ Paul Accardi
----------------------------                           ----------------
Concetta Pryor                                         Chief Executive Officer